Exhibit 10.8

August 25, 2011

Dr. David Stamler

Via Email: dstamler@auspexpharma.com

Dear David:

This letter will confirm our discussions regarding your Employment Agreement dated February 4, 2011 and will make the following changes effective August 15, 2011.

1.	The Company extends the delivery date for an Extension Election from September 15, 2011 to January 15, 2012. If the Company does not deliver to you an Extension Election prior to January 15, 2012, the term of this Agreement and your employment with the Company shall terminate as of January 15, 2012.

2.	Effective August 15, 2011, your compensation shall be changed to an annual salary of $224,000 (based on a full-time annual salary of $280,000). This represents an increase from 60% to 80% of the full-time annual salary.

All other items and provisions of the Employment Agreement dated February 4, 2011 remain in effect as originally stated.

Please indicate your acceptance of these changes by signing and dating below.

Regards,

/s/ Lawrence C. Fritz

Lawrence C. Fritz

President and CEO

/vm

Accepted and Acknowledged: /s/ David Stamler David Stamler	8/25/11 Date